AMENDMENT 1
TO THE
BOULDER BRANDS, INC. 2012 INDUCEMENT AWARD PLAN

WHEREAS, Boulder Brands, Inc. (the “Company”), established the Company 2012 Inducement Award Plan (the “Plan”) effective as of July 2, 2012; and

WHEREAS, pursuant to Sections 8(b) of the Inducement Plan, the board of directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares that are reserved for issuance under the Plan; and

WHEREAS, the Board has determined this amendment to be in the best interests of the Company and its stockholders; and

NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

1. The first sentence of Section 2(a) shall be amended and restated in its entirety to read as follows:

An aggregate of 3,300,000 Shares are reserved for issuance under this Plan.

2. This amendment shall be effective as of December 23, 2013.